Exhibit 10.1

ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT (this “Agreement”) is effective as of December 28, 2021 (the “Effective Date”), by and among Soleno Therapeutics, Inc., a Delaware corporation, f/k/a Capnia, Inc. (the “Company”), and Vivo Ventures Fund V, L.P. and Vivo Ventures V Affiliates Fund, L.P. (collectively, “Vivo”).

Background

A.    Reference is made to the Agreement and Plan of Merger and Reorganization, dated as of December 22, 2016, by and among Soleno Therapeutics, Inc., a Delaware corporation, Essentialis, Inc., a Delaware corporation, Company E Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Soleno Therapeutics, and Neil Cowen as the stockholders’ representative (the “Merger Agreement”). Capitalized terms used herein, but not defined, have the meanings ascribed to them in the Merger Agreement.

B.    Pursuant to the Merger Agreement, Vivo, as a former stockholder in Essentialis, Inc., has the right to certain Commercial Milestone Cash Payments in the event that the Company achieves certain Commercial Milestones (the “Milestone Payments”).

C.    Given the uncertainty as to when or if Vivo will receive the Milestone Payments, how much the Milestone Payments will be payable to Vivo if any, and the urgency of getting Vivo dissolved by the end of 2021, The general partner of Vivo believes that it is in the best interest of Vivo to assign any and all rights to such Milestone Payments to the Company in exchange for the payment by the Company of one U.S. dollar (USD$1.00) to each of Vivo Ventures Fund V, L.P. and Vivo Ventures V Affiliates Fund, L.P. (the “Consideration”).

Operative Terms

The Company and Vivo agree as follows:

1.    Assignment and Consideration. In exchange for the Consideration, Vivo hereby transfers and assigns to the Company all right, title and interest in and to the Milestone Payments, including any and all interest, fees, income, payments and other proceeds now or hereafter due or payment with respect to the Milestone Payments, and all claims and cause of action for damages, with the right to sue for and collect the same for its own use and on behalf of its successors, affiliates, assigns and other legal representatives, and any notification rights related thereto. Vivo acknowledges and agrees that the Consideration represents fair consideration and at least sufficient value for the assignment of such rights hereunder.

2.    Representations and Warranties of Vivo. Vivo represents and warrants to the Company, as of the date of this Agreement, as follows:

(a)    Authority. Vivo has the full right, power and authority to enter into this Agreement and to assume and perform its obligations under this Agreement. Vivo has taken all action necessary to authorize its execution and delivery of this Agreement and the performance of its obligations hereunder. Vivo has duly executed and delivered this Agreement, and this Agreement constitutes a valid and legally binding obligation of Vivo, enforceable against Vivo in accordance with its terms.

(b)    No Conflict. The execution, delivery and performance of this Agreement by Vivo does not and will not: (i) violate any provisions of law or any order of any court or any governmental entity to which Vivo is subject; (ii) require the consent, waiver, approval, or other authorization of any person or entity, or (iii) conflict with, result in a breach of, or constitute a default under, any indenture, mortgage, lease, agreement, or other instrument to which Vivo is a party.

(c)    No Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any foreign, federal, state or local governmental authority or any other third party on the part of Vivo is required (that has not already been properly obtained) in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(d)    No Brokers. There are no claims for and no person or entity is entitled to any brokerage commissions, finder’s fees, or similar compensation from Vivo in connection with the transactions contemplated by this Agreement.

(e)    Receipt of Information. Vivo believes it has received all the information that it considers necessary or appropriate for deciding whether to enter into this Agreement and perform the obligations set forth herein. Vivo hereby acknowledges that it has not relied on any representation or statement of the Company in making its decision to assign its rights to the Milestone Payments.

(f)    Sophisticated Investor. Vivo (i) is a sophisticated investor familiar with transactions similar to those contemplated by this Agreement, (ii) has negotiated this Agreement on an arm’s-length basis and has had an opportunity to consult with its own legal, tax and financial advisors concerning this Agreement, (iii) has independently and without reliance upon the Company, and based on such information and the advice of such foregoing advisors as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, and (iv) and understands that Vivo alone is responsible for payment of all local, state, federal and/or foreign taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Vivo (A) acknowledges that none of the Company or its affiliates is acting as a fiduciary or financial, legal, tax or investment adviser to it, and none of such persons has given Vivo any advice, opinion or other information on whether the assignment hereunder is prudent, (B) acknowledges that the Company currently may have, and later may come into possession of, information with respect to the Company that is not known to Vivo and that may be material to a decision to assign the rights to the Milestone Payments (“Excluded Information”), (C) acknowledges that it has determined to assign its rights notwithstanding lack of knowledge of Excluded Information, (D) acknowledges that the Consideration represents a negotiated price that may not accurately reflect the fair market value of the Milestone Payments and understands that the such payments may be of a greater value and that Vivo shall not receive any future payments, (E) acknowledges the Company shall not have any liability to Vivo, and Vivo to the fullest extent of the law waives and releases any claims, whether known or unknown, that it might have against the Company, whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Excluded Information in connection with the assignment hereunder and the transactions contemplated by this Agreement . Vivo understands that the Company will rely on the accuracy and truth of the foregoing representations, and Vivo hereby consents to such reliance. In addition, Vivo, its affiliates, and successors hereby irrevocably forever waives the right to receive, and releases the Company from any obligation to pay, any Milestone Payments. Without limitation of the foregoing, each party hereby waives the application of any provision of law, including California Civil Code Section 1542, that purports to limit the scope of a general release. Section 1542 of the California Civil Code provides: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

(g)    Taxes. Vivo acknowledges that it should consult with its own tax advisor regarding all tax consequences relating to this Agreement. The Company makes no representations or warranties with respect to the tax consequences of this Agreement. Vivo agrees and understands that it is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon.

3.    Miscellaneous.

(a)    Survival. All representations and warranties contained herein shall survive the execution and delivery of this Agreement.

(b)    Governing Law, Jurisdiction and Venue. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of California and to the jurisdiction of the United States District Court for the Northern District of California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of California or the United States District Court for the Northern District of California, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(c)    Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

(d)    Amendment and Waiver. No amendment or waiver as to this Agreement or any part of this Agreement shall be valid unless in writing and signed by Vivo and the Company.

(e)    No Implied Waiver. No delay or course of dealing by a party to this Agreement in exercising any right, power, or remedy under this Agreement will operate as a waiver of any right, power, or remedy of that party, except to the extent expressly manifested in writing by that party. The failure at any time of any party to require performance by another party of any provision of this Agreement will in no way affect the party’s right thereafter to enforce such provision or this Agreement. In addition, the waiver by a party of a breach of any provision of this Agreement will not constitute a waiver of any succeeding breach of the provision or a waiver of the provision itself, unless expressly so stated in writing.

(f)    Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby; provided that the parties shall attempt to reformulate such invalid provision to give effect to such portions thereof as may be valid without defeating the intent of such provision.

(g)    Binding Effect. This Agreement is binding on, and inures to the benefit of, Vivo, the Company and their respective successors and assigns.

(h)    Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same Agreement. A facsimile. portable document format (PDF) copy, or electronic (e.g. Docusign) of a signature page to this Agreement shall be deemed an original signature page and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

(i)    Specific Enforcement and Equitable Relief. Each party hereby acknowledges and agrees that the failure of any party to perform its agreements and covenants hereunder will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party’s obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder in addition to any other rights and remedies existing in such party’s favor. Each party agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

(j)    Legal Counsel. The parties acknowledge that, with respect to the preparation of this Agreement and the transactions contemplated by this Agreement, Wilson Sonsini Goodrich & Rosati, P.C. (“WSGR”) acted solely as counsel to the Company, and neither WSGR did not represent Vivo. Vivo acknowledges that it has reviewed the contents of this Agreement and fully understands its terms. Vivo acknowledges that it is fully aware of its right to the advice of independent counsel, that it has been advised that a conflict exists between Vivo’s and the Company’s respective interests with respect to this Agreement and the transactions contemplated by this Agreement and that such interests may presently and in the future be adverse, that it should seek the advice of independent counsel, and that it has had the opportunity to seek the advice of independent counsel. Vivo further acknowledges that WSGR has not provided any advice or representations to it regarding the tax consequences of this Agreement to it or any other matter, and that it has been advised to seek the advice and consultation of its own personal tax advisers with respect to such tax consequences. Vivo, by executing this Agreement, represents that it has, after being advised of the potential conflicts between Vivo and the Company with respect to the future consequences of this Agreement and the transactions contemplated by this Agreement, either consulted independent legal counsel or elected, notwithstanding advice as to potential conflicts, not to consult such independent legal counsel.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first written above.

COMPANY:

SOLENO THERAPEUTICS, INC.

By:	/s/ Anish Bhatnagar
Name:	Anish Bhatnagar
Title:	Chief Executive Officer

[Signature Page to Assignment Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first written above.

Vivo Ventures Fund V, L.P.

By:	/s/ Frank Kung
Name:	Frank Kung
Title:	Managing Member of Vivo Ventures V. LLC, General Partner

Vivo Ventures V Affiliates Fund, L.P.

By:	/s/ Frank Kung
Name:	Frank Kung
Title:	Managing Member of Vivo Ventures V. LLC, General Partner

[Signature Page to Assignment Agreement]